UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 5, 2016 (October 4, 2016)

Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously reported on the Current Report on Form 8-K filed by Caesars Entertainment Corporation (“CEC”) on September 27, 2016 (the “Term Sheet 8-K”), CEC and Caesars Entertainment Operating Company, Inc., a majority owned subsidiary of CEC (“CEOC” and, with its debtor subsidiaries, the “Debtors” and, together with CEC, the “Caesars Parties”), announced that they received confirmation from representatives of CEOC’s major creditor groups of those groups’ support for a term sheet describing the key economic terms of a proposed consensual chapter 11 plan for the Debtors. On October 4, 2016, the Caesars Parties (a) entered into RSAs (as defined below) with the representatives of the major creditor groups and (b) agreed to the terms of the Debtors’ Third Amended Joint Plan of Reorganization (the “CEOC Plan”), a copy of which is attached as Exhibit A to the Second Lien RSA and First Lien Bond Amendment (each defined below).

Item 1.01 Entry into Material Definitive Agreement.

Second Lien RSA

On October 4, 2016, the Caesars Parties, Caesars Acquisition Company (solely with respect to certain sections of the Second Lien RSA, “CAC”), holders (the “Consenting Second Lien Creditors”) of a significant amount of claims in respect of CEOC’s 12.75% Second-Priority Senior Secured Notes due 2018 (the “12.75% Notes”), 10.00% Second-Priority Senior Secured Notes due 2018 (the “10.00% Notes”) and 10.00% Second-Priority Senior Secured Notes due 2015 (collectively, the “Second Lien Notes” and, the claims with respect thereto, the “Second Lien Bond Claims”) and the Official Committee of Second Priority Noteholders (the “Second Lien Committee”) entered into an agreement (the “Second Lien RSA”) with respect to the restructuring of CEOC’s indebtedness (the “Restructuring”). The Second Lien RSA became effective once it was signed by the Second Lien Committee and all members of the Second Lien Committee that are holders of Second Lien Bond Claims (the “Agreement Effective Date”).

The Restructuring Support Parties (as defined in the Second Lien RSA) have agreed to, among other things, (a) support the transactions contemplated by the Second Lien RSA, the CEOC Plan through which the Restructuring will be effected and, if applicable, a chapter 11 plan of reorganization for CEC (the “CEC Plan” and, together with the CEOC Plan, the “Plans”), (b) support the release and exculpation provisions to be provided in the Plans, (c) grant, request and/or support, as applicable, a stay of all proceedings, orders and deadlines relating to confirmation of the CEOC Plan until the earlier of (x) the date on which all conditions precedent to the effectiveness of the CEOC Plan have been satisfied (the “Effective Date”) or (y) seven days after the termination of the Second Lien RSA, (d) support a request that the United States Bankruptcy Court for the Northern District of Illinois (the “Bankruptcy Court”) stay any ruling on the Involuntary Petition (as defined in the Second Lien RSA) and (e) support any motion filed by CEOC seeking, extending or modifying an order (a “105 Injunction Order”) of the Bankruptcy Court temporarily enjoining all or some of the Caesars Cases (as defined in the Second Lien RSA).

The Consenting Second Lien Creditors have further agreed to, among other things, (a) vote in favor of the Plans when properly solicited, (b) (i) seek a mutually agreed stay with CEC with respect to the Second Lien Guaranty Cases (as defined in the Second Lien RSA) and the case captioned Appaloosa Investment Limited Partnership I, et. al. v. Caesars Entertainment Corporation, Case No. 653351 (NY Sup Court) (the “Second Lien Lawsuit”), if the Consenting Second Lien Creditor is a plaintiff in the Second Lien Lawsuit, and (ii) instruct the applicable trustees to seek a mutually agreed stay with CEC in respect of the Second Lien Lawsuit and the Second Lien Guaranty Cases if no stay or 105 Injunction Order is granted, or, under certain conditions, withdraw such trustee’s summary judgment motion and (c) forbear from exercising default-related rights and remedies under the indentures governing the Second Lien Notes.

The Second Lien Committee has further agreed to, among other things, (a) request the Bankruptcy Court to continue to hold in abeyance its motion seeking standing to commence and prosecute claims on behalf of the Debtors’ estates and (b) provide CEOC and, if applicable, CEC a letter that can be distributed to holders of Second Lien Bond Claims urging such holders to accept the CEOC Plan and, if applicable, the CEC Plan.

CEOC has further agreed to, among other things, (a) request the Bankruptcy Court to hold in abeyance its objections to the proofs of claim filed in respect of the Second Lien Claims by the Trustees and Collateral Agent (as each is defined in the Second Lien RSA), (b) request the Bankruptcy Court to hold in abeyance any ruling on CEOC’s request for dismissal of the Involuntary Petition, (c) request the Bankruptcy Court to hold in abeyance its adversary proceeding against the Trustees and the Collateral Agent captioned Caesars Entertainment Operating Company, Inc. v. BOKF, N.A., Wilmington Savings Fund Society, FSB, and Delaware Trust Company, Adv. Case No. 16-00345 (ABG) and (d) pay certain fees and expenses incurred in the representation of or on behalf of the indenture trustees for the Second Lien Notes and the holders of Second Lien Notes (the “Second Lien Bond Fees and Expenses”) in an amount that will not exceed $47 million, plus ongoing amounts incurred on and after September 26, 2016.

CEC has further agreed to, among other things, (a) pay (i) one half of the cash fees equal to 3.25% of the First Lien Fee Bonds (as defined in the Second Lien RSA) held by the Consenting Second Lien Creditors (the “1L RSA Forbearance Fee”) to the Consenting Second Lien Creditors that sign the Second Lien RSA within two business days following the Agreement Effective Date (the “First Lien Fee Bond Parties”) on account of such lenders’ first lien bond debt that has not, or will not, receive any RSA Forbearance Fees (as defined in the Second Lien RSA) pursuant to the First Lien Bond RSA or Bank RSA (as each is defined below) on the later of ten business days after the Agreement Effective Date or five business days after CEC receives funds subject to the CIE Agreement (as defined in the Second Lien RSA) in an amount sufficient to pay such amounts and (ii) one half of the 1L RSA Forbearance Fee to the First Lien Fee Bond Parties on the Effective Date and (b) pay the Second Lien Bond Fees and Expenses if CEOC cannot receive a final order from the Bankruptcy Court.

CAC is a party to the Second Lien RSA solely for purposes of Sections 2(b)(vii), 5(g) and 30, and is not bound by any other provisions of the Second Lien RSA. CAC has agreed to amend that certain Voting Agreement, dated as of July 9, 2016, by and among CAC, Hamlet Holdings LLC, its members named therein, and solely with respect to certain provisions of such Voting Agreement, affiliates of Apollo Global Management, LLC and TPG Capital, LP, and certain of their co-investors, pursuant to which the Second Lien Committee and Requisite Consenting Second Lien Creditors (who hold greater than two-thirds of the Second Lien Bond Claims that sign the Second Lien RSA) will be added as third party beneficiaries thereunder. In addition, CAC, along with the Caesars Parties, have agreed to refrain from taking any actions outside of the ordinary course of business that would have a material adverse effect on Consenting Second Lien Creditors’ recoveries under the Plans, or the contributions to be provided to the Debtors under the Plans, other than with the prior written consent of the Second Lien Committee. Further, CAC has agreed to promptly provide advisors to the Second Lien Committee reasonable access to information concerning the business of CAC, subject to conditions set forth in the Second Lien RSA.

The Second Lien RSA may be terminated by the Consenting Second Lien Creditors or the Second Lien Committee if, among other things, any Caesars’ Parties RSA (as defined in the Second Lien RSA) is terminated or is otherwise of no further force and effect, the Effective Date has not occurred by October 31, 2017, subject to certain conditions, or the First Lien Bond RSA (as defined below) is terminated as a result of certain events set forth therein.

The Second Lien RSA may be terminated by either of the Caesars Parties if, among other things, the Effective Date has not occurred by October 31, 2017, subject to certain conditions. In addition, the Second Lien RSA may be terminated by CEC if, among other things, a 105 Injunction Order as to all of the Caesars Cases is not in full force and effect (in accordance with the terms and conditions of the Second Lien RSA).

Convertible Notes

The parties to the Second Lien RSA also agreed to new terms for CEC’s 5.0% convertible senior notes (“Convertible Notes”) as set forth in a form of indenture attached as an exhibit to the Second Lien RSA. On the Effective Date, CEC will issue approximately $1.2 billion in Convertible Notes to the Debtors, and the Debtors will distribute the Convertible Notes pursuant to the terms of the Plan to the holders of Non-First Lien Claims (as defined in the Plan).

The Convertible Notes will be convertible at the option of holders into shares of common stock, par value $0.01 per share, of CEC (“CEC Common Stock”), at a conversion price to be determined in accordance with the Summary of Principal Economic Terms in Exhibit B of Exhibit 99.1 attached to the Term Sheet 8-K, subject to anti-dilution provisions. The Convertible Notes will be subject to mandatory conversion at the option of CEC following the third anniversary of the issuance of the Convertible Notes if the last reported sale price of CEC Common Stock equals or exceeds 140% of the conversion price for the Convertible Notes in effect on each of at least 20 trading days during any 30 consecutive trading day period. CEC will not have any other redemption rights.

If CEC undergoes a Fundamental Change (as defined in the indenture governing the Convertible Notes), holders may require CEC to purchase for cash all or part of their Convertible Notes at a purchase price equal to 100% of the principal amount of the Convertible Notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change purchase date. In addition, if certain make-whole fundamental changes occur, CEC will, in certain circumstances, increase the conversion rate for any Notes converted in connection with such make-whole fundamental change.

The Convertible Notes will be senior unsecured obligations of CEC and rank equally and ratably in right of payment with all existing and future senior obligations and senior to all future subordinated indebtedness. The Convertible Notes will not be guaranteed.

The indenture that will govern the Convertible Notes will have covenants that limit CEC’s and its restricted subsidiaries’ ability to, among other things: (i) incur additional debt or issue certain stock; (ii) pay dividends on or make other distributions in respect of its capital stock or make other restricted payments, including certain investments; (iii) put any restriction on the ability of restricted subsidiaries to pay dividends, make loans or sell assets to CEC or its restricted subsidiaries; (iv) sell certain assets; (v) create liens on certain assets to secure debt; (vi) consolidate, merge, sell or otherwise dispose of all or substantially all of its assets; and (vii) enter into certain transactions with their affiliates. These covenants will be subject to a number of important limitations and exceptions outlined in the indenture. The indenture will also provide for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Convertible Notes to be due and payable immediately. The terms of the Convertible Notes must be in form and substance reasonably acceptable to the Requisite Consenting SGN Creditors, the Unsecured Creditors Committee, the Requisite Consenting Bank Creditors, and the Requisite Consenting Bond Creditors (all as defined in the CEOC Plan).

The foregoing description of the Second Lien RSA and the Convertible Notes does not purport to be complete and is qualified in its entirety by reference to the Second Lien RSA and its exhibits, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

First Lien Bond RSA

On October 4, 2016, the Caesars Parties and certain holders of claims (the “Consenting Creditors”) in respect of CEOC’s 11.25% Senior Secured Notes due 2017, CEOC’s 8.5% Senior Secured Notes due 2020 and CEOC’s 9% Senior Secured Notes due 2020 (collectively, the “First Lien Notes” and, the claims with respect thereto, the “First Lien Bond Claims”) agreed to amend and restate (the “First Lien Bond Amendment”) the Fifth Amended and Restated Restructuring Support and Forbearance Agreement, dated as of October 7, 2015 (the “First Lien Bond RSA”), by and among CEC, CEOC and the holders of First Lien Bond Claims party thereto, with respect to the Restructuring.

Pursuant to the First Lien Bond Amendment, the First Lien Bond RSA has been amended and restated to amend certain terms set forth in the Restructuring Term Sheet attached thereto and provide the following:

Each Restructuring Support Party (as defined in the First Lien Bond Amendment) has agreed to, among other things, support the Restructuring and vote in favor of the Plans when properly solicited and refrain from objecting to any extension of the injunction order entered in the Chapter 11 Cases (as defined in the First Lien Bond Amendment) by the Bankruptcy Court on June 15, 2016. In addition, each Consenting Creditor has agreed to forbear from exercising its default-related rights and remedies under the First Lien Indentures.

The Caesars Parties have also agreed to refrain from (i) entering into any agreement, including a restructuring support agreement, with any creditor in connection with a potential restructuring of the Caesars Parties’ indebtedness that includes more favorable terms than the First Lien Bond Amendment and (ii) filing, supporting, amending or modifying the Plans in a way that adversely impacts, or materially impairs CEOC’s and/or CEC’s ability to provide the treatment of, and the identical economic recoveries available to, the holders of First Lien Bond Claims under the CEOC Plan and as contemplated by the First Lien Bond Amendment. In addition, if and to the extent that the consideration being received by the holders of First Lien Bank Claims is increased as compared to the treatment provided to the holders of First Lien Bank Claims pursuant to the CEOC Plan, then there will be an increase in the consideration to the holders of First Lien Bond Claims by the same amount of consideration (as a percentage of claim) of any such increase to the holders of First Lien Bank Claims.

The First Lien Bond Amendment may be terminated by the Consenting Creditors if, among other things, (a) the Effective Date has not occurred by October 31, 2017, (b) either Caesars’ Parties RSA is terminated or otherwise ceases to be in effect, (c) either of the Sponsor Voting Agreements (as defined in the First Lien Bond Amendment) is terminated or otherwise ceases to be in effect, (d) the Amended and Restated Agreement and Plan of Merger between CAC and CEC dated as of July 9, 2016 is terminated or otherwise ceases to be in effect, (e) a 105 Injunction Order as to the Caesars Cases is not in full force and effect, (f) the Second Lien RSA is not in effect or the Second Lien Committee objects to the CEOC Plan or any transactions contemplated thereby or by the First Lien Bond Amendment and (g) a court enters a judgment that is not subject to a stay against CEC on any of the counts asserted against it in any of the Caesars Cases, which judgment materially and adversely affects Consenting Creditors’ ability to obtain recoveries contemplated in the Plans. In addition, the First Lien Bond Amendment will terminate automatically on October 14, 2016 unless, prior thereto, the Ad Hoc Committee of First Lien Noteholders (as defined in the First Lien Bond Amendment) has confirmed that they have reached an agreement with the Caesars Parties and the Second Lien Committee on certain documentation in connection with the CEOC Plan.

The First Lien Bond Amendment may be terminated by the Caesars Parties if, among other things, the Effective Date has not occurred by October 31, 2017. In addition, the First Lien Bond Amendment may be terminated by CEC if a 105 Injunction Order as to the Caesars Cases is not in full force and effect.

The foregoing description of the First Lien Bond Amendment does not purport to be complete and is qualified in its entirety by reference to the First Lien Bond Amendment and its exhibits, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Bank RSA

On October 4, 2016, the Caesars Parties and certain beneficial holders (the “First Lien Bank Lenders”) of the claims under the first lien bank debt (the “First Lien Bank Debt” and, the claims with respect thereto, the “First Lien Bank Claims”) incurred by CEOC pursuant to that certain Third Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of July 25, 2014, by and among CEC, CEOC, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent, agreed to amend (the “Bank Amendment”) the First Amended Restructuring Support and Forbearance Agreement, dated as of June 20, 2016 (the “Bank RSA”), among CEC, CEOC and the Consenting Bank Creditors (as defined in the Bank Amendment), with respect to the Restructuring.

Pursuant to the Bank Amendment, the Bank RSA has been amended to provide, among other things, the following:

Each Restructuring Support Party (as defined in the Bank Amendment) has agreed to support and not hinder the completion of (i) the Restructuring and all transactions contemplated under the CEOC Plan, as modified by the Bank Amendment and the plan term sheet filed with the Term Sheet 8-K, through which the Restructuring will be effected and (ii) if applicable, the CEC Plan, in each case, pursuant to the terms of the Bank Amendment. In addition, each Restructuring Support Party has agreed to vote in favor of the Plans when properly solicited to do so under the Bankruptcy Code.

In addition, as required by the Bank Amendment, on October 3, 2016, the Debtors paid the holders of the First Lien Bank Claims $300 million in cash pursuant to the Bank Paydown Order (as defined in the Bank Amendment).

The Bank Amendment may be terminated by Consenting Bank Creditors if, among other things, the CEOC Confirmation Order has not been entered by June 30, 2017 or any of the Caesars Parties RSAs or the Second Lien RSA terminates and/or otherwise ceases to be in effect. The Bank Amendment may be terminated by CEC or the Consenting Bank Creditors if a 105 Injunction Order is not in full force and effect, subject to certain conditions set forth in the Bank Amendment.

The foregoing description of the Bank Amendment does not purport to be complete and is qualified in its entirety by reference to the Bank Amendment and its exhibits, which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

SGN RSA

On October 4, 2016, the Caesars Parties and certain holders (the “Consenting SGN Creditors”) of claims in respect of CEOC’s 10.75% Senior Notes due 2016 and 10.75% / 11.5% Senior Toggle Notes due 2018 (the claims with respect thereto, the “SGN Claims”) entered into Amendment No. 1 (the “SGN Amendment” and, together with the Second Lien RSA, the First Lien Bond RSA, as amended, and the Bank RSA, as amended, the “RSAs”) to the First Amended and Restated Restructuring Support and Forbearance Agreement, dated as of June 21, 2016, by and among the Caesars Parties and the Consenting SGN Creditors party thereto (the “SGN RSA”). The SGN Amendment, among other things, amends certain provisions regarding termination rights and the payment of certain professional fees and expenses set forth in the SGN RSA.

The foregoing description of the SGN Amendment does not purport to be complete and is qualified in its entirety by reference to the SGN Amendment and its exhibits, which is filed as Exhibit 10.4 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 5, 2016, the Bankruptcy Court granted a stay enjoining the further prosecution of the lawsuits brought by BOKF, N.A., Wilmington Savings Fund Society, FSB, Relative Value-Long/Short Debt Portfolio, a Series of Underlying Funds Trust, Trilogy Portfolio Company, LLC (“Trilogy”), UMB Bank, N.A., Wilmington Trust, N.A. and Frederick Barton Danner, against CEC in New York and Delaware (the “Guaranty Lawsuits”) through the earliest of (a) the first omnibus hearing after the Bankruptcy Court confirms or denies the CEOC Plan, (b) the termination of the Second Lien RSA and (c) a further order of the Bankruptcy Court. As a result of such ruling, CEOC’s appeal of an earlier ruling of the Bankruptcy Court’s denial of a motion to extend the injunction was dismissed as moot by the United States District Court for the Northern District of Illinois (the “District Court”). Oral arguments with respect to the Guaranty Lawsuits in New York and Delaware previously scheduled for October 6, 2016 and October 7, 2016, respectively, have been cancelled. Trilogy has appealed the Bankruptcy Court’s ruling in the District Court and oral argument is scheduled for December 5, 2016. Oral argument with respect to the Guaranty Lawsuit brought by Trilogy has been scheduled for December 6, 2016 in New York, pending the decision in Trilogy’s appeal.

On October 5, 2016, CEC issued a press release in connection with the RSAs and the Bankruptcy Court’s ruling. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated into this report by reference.

The information set forth in this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of CEC’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Important Additional Information

On July 9, 2016, CEC and CAC entered into an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, CAC will merge with and into CEC, with CEC as the surviving company (the “Merger”). In connection with the Merger, CEC and CAC will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a joint proxy statement/prospectus, as well as other relevant documents concerning the proposed transaction. Stockholders are urged to read the Registration Statement and joint proxy statement/prospectus regarding the Merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of such joint proxy statement/prospectus, as well as other filings containing information about CEC and CAC, at the SEC’s website (www.sec.gov), from CEC Investor Relations (investor.caesars.com) or from CAC Investor Relations (investor.caesarsacquisitioncompany.com).

Forward-Looking Statements

This filing contains or may contain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “contemplated,” “might,” “expect,” “intend,” “could,” “would” or “estimate,” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements and are found at various places throughout this Form 8-K. These forward-looking statements, including, without limitation, those relating to the Restructuring, wherever they occur in this filing, are based on CEC management’s current expectations about future events and are necessarily estimates reflecting the best judgment of management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in CEC’s reports filed with the SEC (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein):

•	The effects of CEOC’s bankruptcy filing on CEOC and its subsidiaries and affiliates, including CEC and CAC, and the interest of various creditors, equity holders, and other constituents;

•	CEC’s limited cash balances and sources of available cash, including CEC’s ability (or inability) to secure additional liquidity to meet its ongoing obligations and its commitments to support the CEOC Restructuring as necessary and CEC’s financial obligations exceeding or becoming due earlier than what is currently forecast;

•	The ability to retain key employees during the Restructuring;

•	The event that the RSAs may not be consummated in accordance with their terms, or persons not party to the RSAs may successfully challenge the implementation thereof;

•	The length of time CEOC will operate in the Chapter 11 cases and CEOC’s failure to comply with the milestones previously provided by the RSAs or that may be included in other agreements relating to the Restructuring;

•	Risks associated with third party motions in the Chapter 11 cases, which may hinder or delay CEOC’s ability to consummate the Restructuring as contemplated by the RSAs;

•	Adverse effects of Chapter 11 proceedings on CEC’s liquidity or results of operations; and

•	The Merger may not be consummated or one or more events, changes or other circumstances that could occur that could give rise to the termination of the Merger Agreement.

You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this filing. CEC undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed and furnished herewith:

Exhibit No.	Description
10.1	Restructuring Support, Forbearance and Settlement Agreement, dated as of October 4, 2016, among Caesars Entertainment Operating Company, Inc., on behalf of itself and each of the debtors in the Chapter 11 Cases, Caesars Entertainment Corporation, Caesars Acquisition Company (solely for Sections 2(b)(vii), 5(g) and 30), each of the holders of Second Lien Bond Claims party thereto and the Second Lien Committee.

10.2	Sixth Amended and Restated Restructuring Support and Forbearance Agreement, dated as of October 4, 2016, among Caesars Entertainment Operating Company, Inc., on behalf of itself and the subsidiary loan parties party thereto, Caesars Entertainment Corporation and each of the holders of First Lien Bond Claims party thereto.

10.3	Second Amended Restructuring Support and Forbearance Agreement, dated as of October 4, 2016, among Caesars Entertainment Operating Company, Inc., on behalf of itself and the subsidiary loan parties party thereto, Caesars Entertainment Corporation and each of the holders of First Lien Bank Claims party thereto.

10.4	Amendment No. 1 to First Amended and Restated Restructuring Support and Forbearance Agreement, dated as of October 4, 2016, among Caesars Entertainment Operating Company, Inc., on behalf of itself and each of the debtors in the Chapter 11 Cases, Caesars Entertainment Corporation and each of the holders of SGN Claims party thereto.

99.1	Text of press release, dated October 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: October 5, 2016	By:	/s/ Scott E. Wiegand
		Name:	Scott E. Wiegand
		Title:	Senior Vice President, Deputy General
Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Restructuring Support, Forbearance and Settlement Agreement, dated as of October 4, 2016, among Caesars Entertainment Operating Company, Inc., on behalf of itself and each of the debtors in the Chapter 11 Cases, Caesars Entertainment Corporation, Caesars Acquisition Company (solely for Sections 2(b)(vii), 5(g) and 30), each of the holders of Second Lien Bond Claims party thereto and the Second Lien Committee.

10.2	Sixth Amended and Restated Restructuring Support and Forbearance Agreement, dated as of October 4, 2016, among Caesars Entertainment Operating Company, Inc., on behalf of itself and the subsidiary loan parties party thereto, Caesars Entertainment Corporation and each of the holders of First Lien Bond Claims party thereto.

10.3	Second Amended Restructuring Support and Forbearance Agreement, dated as of October 4, 2016, among Caesars Entertainment Operating Company, Inc., on behalf of itself and the subsidiary loan parties party thereto, Caesars Entertainment Corporation and each of the holders of First Lien Bank Claims party thereto.

10.4	Amendment No. 1 to First Amended and Restated Restructuring Support and Forbearance Agreement, dated as of October 4, 2016, among Caesars Entertainment Operating Company, Inc., on behalf of itself and each of the debtors in the Chapter 11 Cases, Caesars Entertainment Corporation and each of the holders of SGN Claims party thereto.

99.1	Text of press release, dated October 5, 2016.